Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

LEVI STRAUSS & CO

Battery Street Enterprises, Inc.
Levi Strauss Services Inc.
Hartwell Commodities Group
Levi Strauss (Hong Kong) Limited
Fancy Capital Limited
Levi Strauss Dominicana, S.A.
Levi Strauss Eximco de Columbia Limitada
Levi Strauss Financial Center Corporation
Levi Strauss Securitization Corp.
Levi Strauss Global Fulfillment Services, Inc.
Levi Strauss International, Inc.
Levi Strauss International
Levi Strauss & Co. (Canada) Inc.
Levi Strauss (Australia) Pty. Ltd.
Levi Strauss (Malaysia) Sdn. Bhd.
Levi Strauss (New Zealand) Limited
Levi Strauss (Phil.) Inc. II
Levi Strauss (Philippines) Inc.
Levi Strauss (Suisse) SA
Levi Strauss Asia Pacific Division Pte Ltd
PT Levi Strauss Indonesia
Levi Strauss Belgium SA
Levi Strauss Chile Limitada
Levi Strauss Continental SA
Levi Strauss & Co. Europe SCA/CVA
Casualwear Direct B.V.
Levi Strauss International Group Finance Coordination Services SCA/CVA
Levi Strauss (U.K.) Ltd.
Levi Strauss Pension Trustee Ltd.
Levi Strauss International Group Finance SPRL/BVBA
Paris – O.L.S. S.A.R.L.
Levi Strauss de Espana, S.A.
Levi Strauss de Mexico, S.A. de C.V.
Levi Strauss do Brasil Industria e Comercio Ltda
Levi Strauss Germany GmbH
Levi Strauss Global Operations, Inc.
Levi Strauss Nederland B.V.

Dockers Europe B.V.
Levi Strauss Dis Ticaret Limited Sirketi
Levi Strauss Hellas AEBE
Levi Strauss Polska Sp. z.o.o.
Levi Strauss Praha, spol. s.r.o.
Levi Strauss South Africa (Proprietary) Ltd.
Levi Strauss Hungary Trading Limited Liability Company
Levi Strauss Istanbul Konfeksiyon Sanayi ve Ticaret A.S.
Levi Strauss Italia S.R.L.
Flagstore S.R.L.
Levi Strauss Korea Ltd.
Levi Strauss Mauritius Ltd.
Dongguan Levi Apparel Company Limited
Levi Strauss (India) Private Limited
Levi Strauss Pakistan (Private) Limited
Levi Strauss Trading (Shanghai) Limited
Levi Strauss, U.S.A., LLC
Levi Strauss-Argentina, LLC
Majestic Insurance International Ltd.
Levi Strauss Japan Kabushiki Kaisha
Levi’s Only Stores, Inc.
Miratrix, S.A.
NF Industries, Inc.
Levi Strauss Receivables Funding, LLC